Exhibit 10.10

 Execution Version

COLLATERAL AGREEMENT

This COLLATERAL AGREEMENT (this “Agreement”), dated as of December 5, 2025, by and among the Persons listed on the signature pages hereof as “Grantors” and those additional entities that hereafter become parties hereto by executing the form of Joinder attached hereto as Annex 1 (each, a “Grantor” and collectively, the “Grantors”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“USB”), in its capacity as collateral agent on behalf of the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain (a) Indenture, of even date herewith (as amended, amended and restated, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Indenture”), by and among PROCAP FINANCIAL, INC., a Delaware corporation (“Issuer”), the other Guarantors from time to time party thereto, USB, as trustee (in such capacity, “Trustee”) and Collateral Agent and (b) the 0.00% convertible senior secured notes due 2028 (the “Notes”) issued pursuant to the Indenture;

WHEREAS, the Collateral Agent has agreed to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Indenture, the Notes and this Agreement;

WHEREAS, in order to induce the Holders to purchase the Notes, (a) each Grantor (other than Issuer) has agreed to guaranty the Issuer’s obligations under the Notes, and (b) each Grantor has agreed to grant to Collateral Agent, for the benefit of the Secured Parties, a continuing security interest in and to the Collateral in order to secure the prompt and complete payment, observance and performance of, among other things, the Secured Obligations; and

WHEREAS, each Grantor (other than Issuer) is an Affiliate of the Issuer and, as such, will benefit by virtue of the issuance of the Notes pursuant to the Indenture.

NOW, THEREFORE, for and in consideration of the recitals made above and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions; Construction.

(a) All initially capitalized terms used herein (including in the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in the Indenture. Any terms (whether capitalized or lower case) used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein or in the Indenture. In addition to those terms defined elsewhere in this Agreement, as used in this Agreement, the following terms shall have the following meanings:

(i) “Agreement” has the meaning specified therefor in the preamble to this Agreement.

(ii) “Bitcoin” means the Digital Asset commonly referred to as “Bitcoin” (BTC) in the cryptocurrency marketplace.

(iii) “Bitcoin Escrow Account” has the meaning specified therefor in the Indenture.

(iv) “Books” means books and records (including each Grantor’s Records indicating, summarizing, or evidencing such Grantor’s assets (including the Collateral) or liabilities, each Grantor’s Records relating to such Grantor’s business operations or financial condition, and each Grantor’s goods or General Intangibles related to such information).

(v) “Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, priority, or remedies with respect to Collateral Agent’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “Code” shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority, or remedies.

(vi) “Collateral” has the meaning specified therefor in Section 2 hereof.

(vii) “Collateral Account” has the meaning specified therefor in the Indenture.

(viii) “Collateral Agent” has the meaning specified therefor in the preamble to this Agreement.

(ix) “Contingent Surviving Obligations” means all contingent indemnification and reimbursement Obligations which survive payment in full of the Secured Obligations for which no claim has been made in accordance with the Notes Documents.

(x) “Digital Asset” means any blockchain-based digital asset, cryptocurrency or other cryptoasset, whether or not denominated in U.S. dollars or another currency or deemed to be a “security” under Section 2(a)(1) of the Securities Act, and including, without limitation, Bitcoin; provided that “Digital Asset” does not include the underlying software or protocol governing transfers of digital representations of value; provided further that Digital Assets shall not include any legal tender of the United States.

(xi) “Digital Assets Collateral” means any Digital Assets that are deposited in the Bitcoin Escrow Account.

(xii) “General Intangibles” means general intangibles (as that term is defined in the Code).

(xiii) “Grantor” and “Grantors” have the respective meanings specified therefor in the preamble to this Agreement.

(xiv) “Indenture” has the meaning specified therefor in the recitals to this Agreement.

(xv) “Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, insolvency, arrangement or assignment for the benefit of creditors, whether under the Bankruptcy Code or any other Debtor Relief Law.

(xvi) “Joinder” means each Joinder to this Agreement executed and delivered by Collateral Agent and each of the other parties listed on the signature pages thereto, in substantially the form of Annex 1.

(xvii) “Material Adverse Effect” has the meaning specified therefor in Section 5(h) hereof.

(xviii) “Notes” has the meaning specified therefor in the recitals to this Agreement.

(xix) “Notes Parties” means the Issuer and the Guarantors.

(xx) “Principal Market” has the meaning specified therefor in Section 5(h) hereof.

(xxi) “Proceeds” means and includes any “proceeds,” as such term is defined in Article 9 of the Code, now or hereafter owned or acquired or received by any Grantor or in which any Grantor now holds or hereafter acquires or receives any right or interest.

(xxii) “Record” means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

(xxiii) “Secured Obligations” means all of the Notes Obligations.

(xxiv) “Secured Parties” means the Trustee, the Collateral Agent and the Holders.

(xxv) “Security Interest” has the meaning specified therefor in Section 2 hereof.

(xxvi) “URL” means “uniform resource locator”, an internet web address.

(b) This Agreement shall be subject to the rules of construction set forth in Section 1.4 of the Indenture, and such rules of construction are incorporated herein by this reference, mutatis mutandis.

(c) All of the schedules, exhibits and annexes attached to this Agreement shall be deemed incorporated herein by reference.

2. Grant of Security. Each Grantor hereby unconditionally grants to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations (whether now existing or hereafter arising), a continuing security interest (hereinafter referred to as the “Security Interest”) in such Grantor’s right, title, and interest in and to the following, whether now owned or hereafter acquired or arising and wherever located (collectively, the “Collateral”):

(a) The Bitcoin Escrow Account of the Grantor whether now owned or hereafter established or acquired, and any and all Digital Assets, including all Bitcoin, all successor accounts and wallets and all associated wallet addresses, private keys, credentials, or access rights including those in relation to that certain custodial agreement and any successor agreements or accounts; all general intangibles, investment property, proceeds, products, replacements, substitutions, or accessions thereto; and any rights under agreements governing the custody or transfer of such assets from time to time, money and other property from time to time deposited therein, including, without limitation, any such account as it may have been renumbered or retitled, any and all proceeds thereof (including without limitation all interest and other sums paid thereon), and any and all general intangibles and choses in action arising therefrom or related thereto;

(b) Each Collateral Account of the Grantor whether now owned or hereafter established or acquired, and any and all money and other property from time to time deposited therein, including, without limitation, any such account as it may have been renumbered or retitled, any and all proceeds thereof (including without limitation all interest and other sums paid thereon), and any and all general intangibles and choses in action arising therefrom or related thereto;

(c) all of such Grantor’s Books relating to any of the foregoing;

(d) all of the Proceeds, whether tangible or intangible, of any of the foregoing, including money and Digital Assets.

Further, no Grantor shall be required to perfect the Security Interests granted by this Agreement other than by, (a) authorizing or making filings pursuant to the Code, (b) entering into a securities account control agreement with respect to the Bitcoin Escrow Account holding Digital Assets Collateral acquired on or after the Issue Date to the extent required by Section 6(b)(i), and (c) entering into a deposit account control agreement with respect to each Collateral Account to the extent required by Section 6(b)(ii).

3. Security for Secured Obligations. The Security Interest created hereby secures the payment and performance of the Secured Obligations, whether now existing or arising hereafter (other than any Contingent Surviving Obligations). Without limiting the generality of the foregoing, this Agreement secures the payment of all amounts which constitute part of the Secured Obligations (other than any Contingent Surviving Obligations) and would be owed by Grantors, or any of them, to Collateral Agent, the Secured Parties or any of them, except as such enforceability may be limited in an Insolvency Proceeding involving any Grantor. Further, the Security Interest created hereby encumbers each Grantor’s right, title, and interest in all Collateral, whether now owned by such Grantor or hereafter acquired, obtained, developed, or created by such Grantor and wherever located.

4. Possession and Use of Collateral. Until an Event of Default shall occur and be continuing, except as otherwise provided in this Agreement, the Indenture, or any other Notes Document, Grantors shall have the right to possession and enjoyment of the Collateral for the purpose of conducting their respective businesses, subject to and upon the terms hereof and of the Indenture and the other Notes Documents.

5. Representations and Warranties. As of the Issue Date, in order to induce Collateral Agent to enter into this Agreement for the benefit of the Secured Parties, each Grantor makes the following representations and warranties to the Secured Parties which shall be true, correct, and complete, in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof):

(a) The name (within the meaning of Section 9-503 of the Code) and jurisdiction of organization of each Grantor is set forth on Schedule 1.

(b) The chief executive office of each Grantor is located at the address indicated on Schedule 1.

(c) Each Grantor’s tax identification numbers and organizational identification numbers, if any, are identified on Schedule 1.

(d) This Agreement creates a valid first priority security interest in the Collateral of each Grantor, to the extent a first priority security interest therein can be created under the Code, securing the payment of the Secured Obligations (other than any Contingent Surviving Obligations).

(e) No consent, approval, authorization, or other order or other action by, and no notice to or filing with, any governmental authority or any other Person is required for the grant of a Security Interest by such Grantor in and to the Collateral pursuant to this Agreement other than the filing of financing statements and other filings necessary to perfect the Security Interests granted hereby and consents which have been obtained.

(f) Each Grantor has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Agreement.

(g) Each Grantor has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and the other Notes Documents and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Notes Documents by each Grantor and the consummation by each Grantor of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes), have been duly authorized by such Grantor’s board of directors and no further filing, consent or authorization is required by such Grantor, its board of directors or its shareholders or other governmental body other than any filing, consent or authorization the failure of which to obtain would not reasonably be expected to have a Material Adverse Effect (as defined below). This Agreement has been, and the other Notes Documents to which each Grantor is a party will be prior to the Closing Date, duly executed and delivered by each Grantor, and each constitutes the legal, valid and binding obligations of each Grantor, enforceable against each Grantor in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(h) The execution and delivery by each Grantor of the Notes Documents, and the performance by each such Grantor of its obligations under the Notes Documents, including the issuance and sale of the Conversion Shares, do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any of the property or assets of such Grantor pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Grantor is a party or by which such Grantor is bound or to which any of the property or assets of such Grantor is subject, which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on (i) the business, operations (including results thereof) or financial condition of such Grantor and its Subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or in any of the other Notes Documents or any other agreements or instruments to be entered into by such Grantor in connection herewith or therewith or (iii) the authority or ability of such Grantor to perform any of its obligations under any of the Notes Documents (a “Material Adverse Effect”) or materially affect the validity of the Conversion Shares or the legal authority of the such Grantor to comply in all material respects with the terms of this Agreement; (ii) the organizational documents of such Grantor; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over such Grantor or any of its properties, including without limitation the rules and regulations of the New York Stock Exchange (the “Principal Market,” provided however, that in the event such Grantor’s Common Stock is ever listed or traded on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Select Market or the Nasdaq Global Market, the “Principal Market” shall mean that market on which the Common Stock is then listed or traded), and including all applicable laws, rules and regulations of the jurisdiction of incorporation of such Grantor, applicable to such Grantor or any of its Subsidiaries or by which any property or asset of such Grantor or any of its Subsidiaries is bound, encumbered or otherwise affected that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Conversion Shares or the legal authority of such Grantor to comply in all material respects with the terms of this Agreement.

6. Covenants. Each Grantor, jointly and severally, covenants and agrees with Collateral Agent that from and after the Issue Date and until the date of termination of this Agreement in accordance with Section 18:

(a) Transfers and Other Liens. Grantors shall not (i) sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, any of the Collateral, except as permitted by the Indenture, or (ii) create or permit to exist any Lien upon or with respect to any of the Collateral of any Grantor, except for Permitted Collateral Liens. The inclusion of Proceeds in the Collateral shall not be deemed to constitute Collateral Agent’s consent to any sale or other disposition of any of the Collateral except as expressly permitted in this Agreement or the other Notes Documents.

(b) Account Control Agreement. Each Grantor shall deliver to the Collateral Agent within 30 days of the Issue Date, (i) a fully executed control agreement in form and substance reasonably satisfactory to the Collateral Agent with respect to the Bitcoin Escrow Account and/or (ii) a fully executed control agreement in form and substance reasonably satisfactory to the Collateral Agent with respect to each Collateral Account containing Cash, Cash Equivalents and/or Bitcoin in an amount necessary to satisfy the Loan-to-Collateral Ratio Compliance Level immediately after giving effect to such deliveries. Substantially simultaneously with the delivery of the foregoing control agreement(s) to satisfy the Loan-to-Collateral Ratio Compliance Level, the Grantor shall deliver, or cause to be delivered, to the Collateral Agent, a customary opinion of outside counsel addressing the perfection of the security interest in the Collateral.

(c) Name, Etc. If any Grantor changes its name, jurisdiction of organization or organizational identity it shall give prompt written notice (but no later than ten (10) days) thereof to Collateral Agent of such change.

7. Relation to Other Security Documents. In the event of any conflict between any provision in this Agreement and a provision in the Indenture, such provision of the Indenture shall control.

8. Further Assurances.

(a) Subject to the last paragraph of Section 2 each Grantor agrees that from time to time, at its own expense, such Grantor will use commercially reasonable efforts to promptly execute and deliver all further instruments and documents, and will use commercially reasonable efforts to take all further action, that is necessary in order to perfect and protect the Security Interest granted hereby, to create, perfect or protect the Security Interest purported to be granted hereby or to enable Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

(b) Subject to the last paragraph of Section 2 hereof each Grantor authorizes the filing by Collateral Agent of financing or continuation statements, or amendments thereto, and such Grantor will execute and deliver to Collateral Agent such other instruments or notices, as Collateral Agent may reasonably request, in order to perfect and preserve the Security Interest granted or purported to be granted hereby in the event that such actions are not taken by each such Grantor to the satisfaction of the Collateral Agent acting at the direction of Holders of at least 66 and 2/3% in aggregate principal amount of the Notes then outstanding and such Grantor shall pay all recording costs, recording and filing taxes, intangible taxes and other documented fees and out-of-pocket costs (including reasonable and documented attorneys’ fees and out-of-pocket expenses) incurred by any Secured Party in connection therewith.

(c) Each Grantor authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments in the event that such actions are not taken by each such Grantor to the satisfaction of the Collateral Agent acting at the direction of Holders of at least 66 and 2/3% in aggregate principal amount of the Notes then outstanding (i) describing the Collateral as “each Collateral Account and all Digital Assets on deposit in the Bitcoin Escrow Account of debtor and, in each case, the proceeds thereof” or words of similar effect, (ii) describing the Collateral as being of equal or lesser scope or with greater detail, or (iii) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance.

(d) Each Grantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection with this Agreement without the prior written consent of Collateral Agent, subject to such Grantor’s rights under Section 9-509(d)(2) of the Code.

9. Collateral Agent Appointed Attorney-in-Fact.

(a) Each Grantor hereby irrevocably appoints Collateral Agent its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, at such time as an Event of Default has occurred and is continuing under the Indenture, to take any action and to execute any instrument which Collateral Agent may reasonably deem necessary or advisable to accomplish the purposes of this Agreement.

(b) To the extent permitted by law, each Grantor hereby ratifies all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and shall be irrevocable until payment in full of the Secured Obligations (other than Contingent Surviving Obligations) or the release of such Grantor under this Agreement.

10. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, Collateral Agent may itself perform, or cause performance of, such agreement, and the reasonable and documented expenses of Collateral Agent incurred in connection therewith shall be payable, jointly and severally, by Grantors in accordance with the terms of the Indenture.

11. Collateral Agent’s Duties. The powers conferred on Collateral Agent hereunder are solely to protect Collateral Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon Collateral Agent to exercise any such powers. Except for the safe custody of any Collateral in its actual possession and the accounting for moneys actually received by it hereunder, Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its actual possession if such Collateral is accorded treatment substantially equal to that which Collateral Agent accords its own property. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges, protections, indemnities, and immunities of the Collateral Agent set forth in the Indenture and the other Notes Documents.

12. Remedies. Upon the occurrence and during the continuance of an Event of Default:

(a) Collateral Agent, at the instruction of the Trustee at the direction of the requisite number of Holders of the Notes required in accordance with the terms of the Indenture, shall exercise in respect of the Collateral, in addition to other rights and remedies provided for herein, in the other Notes Documents (including, without limitation, the right to give instructions or a notice of sole control under a control agreement), or otherwise available to it, all the rights and remedies of a secured party on default under the Code or any other applicable law. Without limiting the generality of the foregoing, each Grantor expressly agrees that, at the direction of the requisite number of Holders of the Notes required in accordance with the terms of the Indenture, upon the occurrence and during the continuation of an Event of Default, Collateral Agent without demand of performance or other demand, advertisement or notice of any kind (except a notice specified below of time and place of public or private sale) to or upon any Grantor or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the Code or any other applicable law), may give notice and take sole possession and control of all amounts on deposit in each Collateral Account and in the Bitcoin Escrow Account pursuant to the applicable control agreement and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Collateral Agent’s offices or elsewhere, for cash, on credit, and upon such other terms as Collateral Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notification of sale shall be required by law, at least twenty days notification by mail to the applicable Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and specifically such notification shall constitute a reasonable “authenticated notification of disposition” within the meaning of Section 9-611 of the Code. Collateral Agent shall not be obligated to make any sale of Collateral regardless of notification of sale having been given. Collateral Agent may adjourn any public sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor agrees that (A) the internet shall constitute a “place” for purposes of Section 9-610(b) of the Code, and (B) to the extent notification of sale shall be required by law, notification by mail of the URL where a sale will occur and the time when a sale will commence at least ten days prior to the sale shall constitute a reasonable notification for purposes of Section 9-611(b) of the Code.

(b) Any cash held by Collateral Agent as Collateral and all cash Proceeds received by Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied against the Secured Obligations to the extent required by and in accordance with the Indenture. In the event the proceeds of Collateral are insufficient to satisfy all of the Secured Obligations in full (other than Contingent Surviving Obligations), each Grantor shall remain jointly and severally liable for any such deficiency.

13. Remedies Cumulative. Each right, power, and remedy of Collateral Agent as provided for in this Agreement or the other Notes Documents now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement and the other Notes Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Collateral Agent of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Collateral Agent of any or all such other rights, powers, or remedies.

14. Marshaling. Collateral Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, each Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Collateral Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, each Grantor hereby irrevocably waives the benefits of all such laws.

15. Indemnity. Without limitation of its indemnification obligations under the other Note Documents, each Grantor agrees to indemnify Collateral Agent and the other Secured Parties from and against all claims, lawsuits and liabilities (including reasonable attorneys’ fees) arising out of or resulting from this Agreement (including enforcement of this Agreement) or any other Notes Document to which such Grantor is a party in accordance with and to the extent set forth in Section 10.6 of the Indenture. This provision shall survive the termination of this Agreement and the Indenture and the repayment of the Secured Obligations.

16. Integration, Amendments; Etc. THIS AGREEMENT, TOGETHER WITH THE OTHER NOTES DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES. No waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by Collateral Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No amendment of any provision of this Agreement shall be effective unless the same shall be in writing and signed by Collateral Agent and each Grantor to which such amendment applies.

17. Addresses for Notices. All notices and other communications provided for hereunder shall be given in the form and manner and delivered to Collateral Agent at its address specified in the Indenture, and to any of the Grantors at the notice address specified for Issuer in the Indenture, or as to any party, at such other address as shall be designated by such party in a written notice to the other party.

18. Continuing Security Interest; Assignments under Indenture. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Secured Obligations (other than Contingent Surviving Obligations) have been paid in full in accordance with the provisions of the Indenture, (ii) be binding upon each Grantor, and their respective successors and assigns, and (iii) inure to the benefit of, and be enforceable by, Collateral Agent, and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Secured Party may, in accordance with the provisions of the Indenture and the Notes, assign or otherwise transfer all or any portion of its rights and obligations under the Indenture and the Notes to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Upon payment in full of the Secured Obligations (other than Contingent Surviving Obligations) in accordance with the provisions of the Indenture, the Security Interest granted hereby shall automatically terminate and all rights to the Collateral shall revert to Grantors or any other Person entitled thereto. The Collateral Agent (and each other holder of Secured Obligations by accepting the benefits of the Collateral) hereby irrevocably agrees that the Liens granted to the Collateral Agent by the Grantors on any Collateral shall be automatically released in accordance with Section 13.2 of the Indenture and Collateral Agent may otherwise release the Liens in the Collateral in accordance with the terms of the Indenture. At such time, upon receipt of the documents required pursuant to the Indenture, Collateral Agent will authorize the filing of appropriate termination statements to terminate such Security Interest and will otherwise execute such agreements, documents, notices and instruments as may be reasonably requested by Issuer and notices to any securities intermediaries, depository banks or escrow agents a party to any control or escrow agreement relating to the Collateral. No transfer or renewal, extension, assignment, or termination of this Agreement or of the Indenture, any other Notes Document, or any other instrument or document executed and delivered by any Grantor to Collateral Agent nor the taking of further security, nor the retaking or re-delivery of the Collateral to Grantors, or any of them, by Collateral Agent, nor any other act of the Secured Parties, or any of them, shall release any Grantor from any obligation, except a release or discharge executed in writing by Collateral Agent in accordance with the provisions of the Indenture. Collateral Agent shall not by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver is in writing and signed by Collateral Agent and then only to the extent therein set forth. A waiver by Collateral Agent of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which Collateral Agent would otherwise have had on any other occasion. Notwithstanding the foregoing, the Liens granted to the Collateral Agent by the Grantors on any Collateral shall be automatically released: (a) to enable the sale or other disposition of such property or assets expressly permitted by the Indenture, (b) in the case of a Grantor that is Guarantor that is released from its Guarantee, the release of the property and assets of such Grantor, (c) upon legal defeasance or covenant defeasance of the Notes and (d) in accordance with any other Collateral Document, in each case, in accordance with the Indenture.

19. Survival. All representations and warranties made by the Grantors in this Agreement and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the purchase of the Notes, regardless of any investigation made by any such other party or on its behalf and notwithstanding that Collateral Agent or any Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time the Notes were purchased, and shall continue in full force and effect as long as the principal of or any accrued interest on the Notes or any fee or any other amount payable under the Indenture and the Notes is outstanding and unpaid.

20. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

(a) THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO, AND ANY CLAIMS, CONTROVERSIES OR DISPUTES ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN; PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE COLLATERAL AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR AND COLLATERAL AGENT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 20(b).

(c) TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES THEIR RESPECTIVE RIGHTS, IF ANY, TO A JURY TRIAL OF ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS (EACH A “CLAIM”). EACH PARTY HERETO REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(d) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN CITY OF NEW YORK, BOROUGH OF MANHATTAN, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST ANY GRANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) NO CLAIM MAY BE MADE BY ANY PARTY HERETO AGAINST ANY GRANTOR, THE COLLATERAL AGENT, ANY OTHER SECURED PARTY, OR ANY AFFILIATE, DIRECTOR, OFFICER, EMPLOYEE, COUNSEL, REPRESENTATIVE, COLLATERAL AGENT, OR ATTORNEY-IN-FACT OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH, AND EACH GRANTOR HEREBY WAIVES, RELEASES, AND AGREES NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

21. New Digital Asset Subsidiaries. Pursuant to Section 3.12 of the Indenture, the Digital Asset Subsidiary (whether existing on the date of this Agreement or formed acquired hereafter) of Issuer is required to enter into this Agreement by executing and delivering in favor of Collateral Agent a Joinder to this Agreement in substantially the form of Annex 1. Upon the execution and delivery of Annex 1 by such Digital Asset Subsidiary, such Digital Asset Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Agreement shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor hereunder.

22. Collateral Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the “Collateral Agent” shall be a reference to Collateral Agent, for the benefit of the Secured Parties.

23. Miscellaneous.

(a) This Agreement is a Notes Document. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Agreement. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Any party delivering an executed counterpart of this Agreement by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

(b) Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(c) Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

(d) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Secured Party, or any Grantor, whether under any rule of construction or otherwise. This Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

24. “Financial Assets” Election. All parties hereto agree that each item of Investment Property (as defined in the Code) and all Bitcoin and other Digital Assets and property held in or credited to any Bitcoin Escrow Account on or after the date of this Agreement (whether digital assets, Investment Property, financial assets, securities or instruments) including any private cryptographic keys relating to any property held in or credited to any Securities Account which a securities intermediary is in possession of, or shall come into possession of, shall be treated as a “financial asset” within the meaning of UCC §8-102(a)(9).

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

“Grantor”

PROCAP BTC, LLC

a Delaware limited liability company

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

[Signatures Continued on Following Page]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

“Grantor”

PROCAP FINANCIAL, INC.

a Delaware corporation

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

[Signatures Continued on Following Page]

IN WITNESS WHEREOF, the undersigned parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

“Grantor”

COLUMBUS CIRCLE CAPITAL CORP. I

a Delaware corporation

By:	/s/ Anthony Pompliano
Name:	Anthony Pompliano
Title:	Chief Executive Officer

[Signatures Continued on Following Page]

“Collateral Agent”

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent

By:	/s/ Brandon Bonfig
Name:	Brandon Bonfig
Title:	Vice President

[Signature Page to Collateral Agreement]

SCHEDULE 1

NAME; JURISDICTION; CHIEF EXECUTIVE OFFICE; TAX

IDENTIFICATION NUMBERS AND ORGANIZATIONAL NUMBERS

Name	Jurisdiction	Chief Executive Office	Tax Identification Number	Organizational Number
ProCap BTC, LLC	Delaware	500 Lexington Ave., Floor 2, New York, New York 10022	39-2667406	10222715
ProCap Financial, Inc.	Delaware	500 Lexington Ave., Floor 2, New York, New York 10022	39-2767031	10221089
Columbus Circle Capital Corp I	Delaware[1]	500 Lexington Ave., Floor 2, New York, New York 10022[2]	[To be provided following the Continuation]	[To be provided following the Continuation]

1 After giving effect to the Continuation. Prior to giving effect to the Continuation, Columbus Circle Capital Corp I’s jurisdiction was the Cayman Islands.

2 After giving effect to the Continuation. Prior to giving effect to the Continuation, Columbus Circle Capital Corp I’s jurisdiction was the Cayman Islands.

SCHEDULE 2

[Reserved]

SCHEDULE 3

LIST OF UNIFORM COMMERCIAL CODE FILING JURISDICTIONS

Grantor	Jurisdiction
ProCap Financial, Inc.	Delaware
Columbus Capital Corp. I	Delaware
ProCap BTC, LLC	Delaware

ANNEX 1 TO COLLATERAL AGREEMENT FORM OF JOINDER

Joinder No. ____ (this “Joinder”), dated as of ____202___, to the Collateral Agreement, dated as of December 5, 2025 (as amended, amended and restated, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Collateral Agreement”), by and among each of the parties listed on the signature pages thereto and those additional entities that thereafter become parties thereto (collectively, jointly and severally, “Grantors” and each, individually, a “Grantor”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“USB”) in its capacity as Collateral Agent for the Secured Parties (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, reference is made to that certain (a) Indenture, of even date herewith (as amended, amended and restated, supplemented, extended, renewed, restated, replaced or otherwise modified from time to time, the “Indenture”), by and among PROCAP FINANCIAL, INC., a Delaware corporation (“Issuer”), the other Guarantors party thereto, USB, as trustee (in such capacity, “Trustee”) and Collateral Agent and (b) the 0.00% convertible senior secured notes due 2028 (the “Notes”) issued pursuant to the Indenture;

WHEREAS, initially capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Collateral Agreement or, if not defined therein, in the Indenture, and this Joinder shall be subject to the rules of construction set forth in Section 1(b) of the Collateral Agreement, which rules of construction are incorporated herein by this reference, mutatis mutandis;

WHEREAS, Grantors have entered into the Collateral Agreement in order to induce the Holders to purchase the Notes as provided for in the Indenture and the other Notes Documents;

WHEREAS, pursuant to Section 3.12 of the Indenture and Section 21 of the Collateral Agreement, certain Subsidiaries of Issuer, must execute and deliver certain Notes Documents, including the Collateral Agreement, and the joinder to the Collateral Agreement by the undersigned new Grantor or Grantors (collectively, the “New Grantors”) may be accomplished by the execution of this Joinder in favor of Collateral Agent, for the benefit of the Secured Parties; and

WHEREAS, each New Grantor (a) is a Digital Asset Subsidiary of Issuer and, as such, will benefit by virtue of the issuance of the Notes pursuant to the Indenture, and (b) by becoming a Grantor will benefit from certain rights granted to the Grantors pursuant to the terms of the Notes Documents.

NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each New Grantor hereby agrees as follows:

1. In accordance with Section 21 of the Collateral Agreement, each New Grantor, by its signature below, becomes a “Grantor” under the Collateral Agreement with the same force and effect as if originally named therein as a “Grantor” and each New Grantor hereby (a) agrees to all of the terms and provisions of the Collateral Agreement applicable to it as a “Grantor” thereunder, and (b) represents and warrants that the representations and warranties made by it as a “Grantor” thereunder are true and correct in all material respects on and as of the date hereof (except that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof (except to the extent that such representations and warranties relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (except, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) as of such earlier date)). In furtherance of the foregoing, each New Grantor hereby unconditionally grants, assigns, and pledges to Collateral Agent, for the benefit of the Secured Parties, to secure the Secured Obligations, a continuing security interest in and to all of such New Grantor’s right, title and interest in and to the Collateral (as defined in Section 3 of the Collateral Agreement). Each reference to a “Grantor” in the Collateral Agreement shall be deemed to include each New Grantor. The Collateral Agreement is incorporated herein by reference.

2. Schedule 1, “Name; Jurisdiction; Chief Executive Office; Tax Identification Numbers and Organizational Numbers”, Schedule 2, “Deposit Accounts and Securities Accounts”, and Schedule 3, “List of Uniform Commercial Code Filing Jurisdictions”, attached hereto supplement Schedule 1, Schedule 2 and Schedule 3 respectively, to the Collateral Agreement and shall be deemed a part thereof for all purposes of the Collateral Agreement.

3. Each New Grantor authorizes Collateral Agent at any time and from time to time to file, transmit, or communicate, as applicable, financing statements and amendments thereto (a) describing the Collateral as “all personal property of debtor” or “all assets of debtor” or words of similar effect, (b) describing the Collateral as being of equal or lesser scope or with greater detail, or (c) that contain any information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance. Each New Grantor also hereby ratifies any and all financing statements or amendments previously filed by Collateral Agent in any jurisdiction in connection with the Notes Documents and agrees to cause the filing of the documents necessary to perfect the security interest in the Collateral of such New Grantor.

4. Each New Grantor represents and warrants to Collateral Agent that this Joinder has been duly executed and delivered by such New Grantor and constitutes its legal, valid, and binding obligation, enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, or other similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

5. This Joinder is a Notes Document. This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Joinder. Delivery of an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Joinder. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Joinder or any document to be signed in connection with this Joinder and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. “Electronic Signature” means an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. Any party delivering an executed counterpart of this Joinder by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Joinder but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Joinder.

6. The Collateral Agreement, as supplemented hereby, shall remain in full force and effect.

7. THIS JOINDER SHALL BE SUBJECT TO THE PROVISIONS REGARDING CHOICE OF LAW AND VENUE, AND JURY TRIAL WAIVER, SET FORTH IN SECTION 20 OF THE COLLATERAL AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

8. In acting hereunder, the Collateral Agent shall be entitled to all of the rights, privileges and immunities of the Collateral Agent set forth in the Indenture and the other Notes Documents.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to the Collateral Agreement to be executed and delivered as of the day and year first above written.

NEW GRANTORS:

[Name of New Grantor]

By:
Name:
Title:

[Name of New Grantor]

By:
Name:
Title:

COLLATERAL AGENT:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, solely in its capacity as Collateral Agent

By:
Name:
Title:

[SIGNATURE PAGE TO JOINDER NO. ____ TO COLLATERAL AGREEMENT]

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